UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2022
ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue,	42nd Floor,	New York,	NY	10167
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), has identified an inadvertent error included in its Quarterly Report on Form 10-Q for the three month period ended March 31, 2022, which was filed with the Securities and Exchange Commission on May 3, 2022 (the “Form 10-Q”). The Form 10-Q included an error in the risk classification of the carrying values (excluding CECL Reserve) of the Company’s loans held for investment in the table that appears on page 20 of the Form 10-Q in Note 4 (Current Expected Credit Losses) to the Consolidated Financial Statements. The following table contains the corrected information:

As of March 31, 2022, the carrying value, excluding the CECL Reserve, of the Company’s loans held for investment within each risk rating by year of origination is as follows ($ in thousands):

	2022	2021	2020	2019	2018	Prior	Total
Risk rating:
1	$11,282	$35,806	$—	$33,905	$9,393	$—	$90,386
2	17,256	495,289	—	105,949	22,816	96,819	738,129
3	90,078	511,837	320,711	260,597	157,575	89,794	1,430,592
4	60,879	—	—	—	101,786	—	162,665
5	—	—	—	—	—	—	—
Total	$179,495	$1,042,932	$320,711	$400,451	$291,570	$186,613	$2,421,772

Except for this correction, there are no changes to the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date:	May 4, 2022	By:	/s/ Tae-Sik Yoon
		Name:	Tae-Sik Yoon
		Title:	Chief Financial Officer and Treasurer